EXHIBIT (99)(a)

NEWS RELEASE

April 27, 2009
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported net income of $625,000, or $0.11 basic and diluted net income per share, before adjustment for preferred stock dividends and accretion, for the three months ended March 31, 2009 as compared to $2.1 million or $0.37 basic net income per share and $0.36 diluted net income per share, for the same period one year ago.  After adjusting for $201,000 in dividends and accretion on preferred stock, net income available to common shareholders for the three months ended March 31, 2009 was $424,000, or $0.08 basic and diluted net income per common share.  Tony W. Wolfe, President and Chief Executive Officer, attributed the decrease in first quarter earnings to an increase in provision for loan losses, a decrease in non-interest income and an increase in non-interest expense.  Mr. Wolfe noted that the decline in earnings for the first quarter reflects the continuing impact of the current financial crisis that has caused declining real estate values and lower levels of new home sales.  As a result, the Company experienced a significant increase in the level of charge-offs and related increase in the provision for loan losses compared to the same quarter in 2008 as the Company aggressively recognized losses on newly non-performing loans for the three months ended March 31, 2009.

Shareholders’ equity increased to $100.2 million, or 10.01% of total assets, at March 31, 2009 as compared to $73.3 million, or 8.04% of total assets, at March 31, 2008, primarily due to the issuance on December 23, 2008 of $24.4 million in Series A preferred stock and a warrant for shares of common stock with a value of $704,000 associated with the Company’s participation in the U.S. Treasury Department’s Capital Purchase Program (“CPP”) under the Troubled Asset Relief Program.  The CPP, created by the U.S. Treasury, is a voluntary program in which selected, healthy financial institutions are encouraged to participate.  Approved use of the funds includes, among other things, providing credit to qualified borrowers, either as companies or individuals.  Such participation is intended to support the economic development of the community and thereby restore the health of the local and national economy.

Net interest income was $7.9 million for both of the three-month periods ended March 31, 2009 and March 31, 2008.  A 200 basis point reduction in the Bank’s prime commercial lending rate from March 31, 2008 to March 31, 2009 was offset by a decrease in the cost of funds, an increase in interest earning assets and an increase in income from derivative instruments.  Net income from derivative instruments was $1.1 million for the three months ended March 31, 2009 compared to $406,000 for the same period in 2008.  Net interest income after the provision for loan losses decreased 18% to $6.1 million during the first quarter of 2009, compared to $7.5 million for the same period one year ago.  The provision for loan losses for the three months ended March 31, 2009 was $1.8 million as compared to $391,000 for the same period one year ago, primarily attributable to a $3.3 million increase in non-performing assets from March 31, 2008 to March 31, 2009, a $604,000 increase in net charge-offs during first quarter 2009 compared to first quarter 2008 and growth in the loan portfolio.   Net charge-offs in first quarter 2009 included $297,000 on construction and acquisition and development loans, $82,000 on mortgage loans and $350,000 on non-real estate loans, which included $211,000 on commercial loans.

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS – PAGE TWO

Non-interest income decreased 16% to $2.2 million for the three months ended March 31, 2009, as compared to $2.6 million for the same period one year ago.  Changes in components of non-interest income for the three months ended March 31, 2009 compared to the same period last year include a $44,000 increase in service charges and fees resulting from growth in the deposit base coupled with normal pricing changes and a $14,000 increase in mortgage banking income.  These increases in non-interest income were offset by a $227,000 decrease in miscellaneous fee income when compared to the same period last year.  The decrease in miscellaneous income is primarily due to a $232,000 net increase in losses and write-downs on foreclosed property for the three months ended March 31, 2009 as compared to the same period last year.  The $248,000 write-down of securities for the three months ended March 31, 2009 reflects a write-down of an asset classified as other investments.  Management determined the market value of this investment had decreased significantly and was not a temporary impairment therefore a write-down was appropriate during the first quarter of 2009.  The remaining book balance of this asset is less than $250,000.

Non-interest expense increased 6% to $7.3 million for the three months ended March 31, 2009, as compared to $6.9 million for the same period last year.  The increase in non-interest expense is primarily due to an increase of $435,000 or 22% in non-interest expenses other than salary, benefits and occupancy expenses.  The increase in non-interest expenses other than salary, benefits and occupancy expenses is primarily attributable to an increase of $404,000 in FDIC insurance expense and an increase of $146,000 in debit card expense.  In addition, there was an increase of $113,000 or 9% in occupancy expense due to an increase in furniture and equipment expense.  These increases in non-interest expense were partially offset by a $136,000 decrease in salaries and benefits expense due to a decrease in incentive expense.

Total assets as of March 31, 2009 amounted to $1.0 billion, an increase of 10% compared to total assets of $911.1 million at March 31, 2008.  This increase is primarily attributable to an increase in commercial and residential mortgage loans combined with an increase in investment securities available for sale.  Loans increased 7% to $778.1 million as of March 31, 2009 compared to $727.3 million as of March 31, 2008.   Available for sale securities increased 22% to $146.9 million as of March 31, 2009 compared to $120.1 million as of March 31, 2008.

Non-performing assets increased 9% to $15.5 million or 1.54% of total assets at March 31, 2009, compared to $14.2 million or 1.47% of total assets at December 31, 2008 primarily due to a $1.4 million increase in non-performing loans, which was partially offset by a $156,000 decrease in Other Real Estate Owned.  Non-performing assets amounted to $12.1 million or 1.33% of total assets at March 31, 2008.  Non-performing loans include $2.5 million in construction and acquisition and development loans, $10.0 million in commercial and residential mortgage loans and $1.2 million in other loans at March 31, 2009 as compared to $2.5 million in construction and acquisition and development loans, $8.7 million in commercial and residential mortgage loans and $1.1 million in other loans as of December 31, 2008.  The allowance for loan losses at March 31, 2009 amounted to $12.1 million or 1.55% of total loans compared to $9.4 million or 1.29% of total loans at March 31, 2008.

Deposits amounted to $750.1 million as of March 31, 2009, representing an increase of 6% over deposits of $704.8 million at March 31, 2008.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposits of denominations less than $100,000, increased $16.5 million to $508.9 million at March 31, 2009 as compared to $492.4 million at March 31, 2008.  Certificates of deposit in amounts greater than $100,000 or more totaled $238.9 million at March 31, 2009 as compared to $212.5 million at March 31, 2008.

Securities sold under agreement to repurchase increased $9.4 million to $34.0 million at March 31, 2009 as compared to $24.6 million at March 31, 2008 as concerted efforts to promote cash management services have increased customer usage of this product.  Short-term Federal Reserve Bank borrowings amounted to $12.5 million as of March 31, 2009.

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS – PAGE THREE

Peoples Bank operates 21 offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2008.

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS - PAGE THREE

CONSOLIDATED BALANCE SHEETS
March 31, 2009, December 31, 2008 and March 31, 2008
(Dollars in thousands)

	March 31, 2009	December 31, 2008	March 31, 2008
	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$41,185	$19,743	$24,373
Interest bearing deposits	1,402	1,453	1,484
Federal funds sold	-	6,733	2,228
Cash and cash equivalents	42,587	27,929	28,085

Investment securities available for sale	146,871	124,916	120,150
Other investments	6,201	6,303	6,255
Total securities	153,072	131,219	126,405

Loans	778,117	781,188	727,225
Less: Allowance for loan losses	(12,064)	(11,025)	(9,370)
Net loans	766,053	770,163	717,855

Premises and equipment, net	18,022	18,297	18,503
Cash surrender value of life insurance	7,085	7,019	6,837
Accrued interest receivable and other assets	13,497	14,135	13,445
Total assets	$1,000,316	$968,762	$911,130

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$105,171	$104,448	$115,108
NOW, MMDA & Savings	228,020	210,058	202,040
Time, $100,000 or more	238,923	220,374	212,474
Other time	177,942	186,182	175,204
Total deposits	750,056	721,062	704,826

Demand notes payable to U.S. Treasury	750	1,600	542
Securities sold under agreement to repurchase	33,960	37,501	24,575
Short-term Federal Reserve Bank borrowings	12,500	5,000	-
FHLB borrowings	77,000	77,000	80,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	5,268	4,852	7,294
Total liabilities	900,153	867,634	837,856

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; issued and outstanding
25,054 shares in 2009 and 2008	24,370	24,350	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,539,056 shares in 2009 and 2008	48,269	48,269	48,344
Retained earnings	22,856	22,985	20,658
Accumulated other comprehensive income	4,668	5,524	4,272
Total shareholders' equity	100,163	101,128	73,274

Total liabilities and shareholders' equity	$1,000,316	$968,762	$911,130

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2009 and 2008
(Dollars in thousands, except per share amounts)

	Three months ended
	March 31,
	2009	2008
	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$11,066	$13,044
Interest on federal funds sold	1	18
Interest on investment securities:
U.S. Government sponsored enterprises	1,236	1,134
States and political subdivisions	253	227
Other	25	130
Total interest income	12,581	14,553

INTEREST EXPENSE:
NOW, MMDA & savings deposits	591	924
Time deposits	2,971	4,274
FHLB borrowings	854	947
Junior subordinated debentures	181	327
Other	105	208
Total interest expense	4,702	6,680

NET INTEREST INCOME	7,879	7,873
PROVISION FOR LOAN LOSSES	1,766	391
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	6,113	7,482

NON-INTEREST INCOME:
Service charges	1,227	1,147
Other service charges and fees	593	629
Gain (loss) on sale and write-down of securities	(248)	-
Mortgage banking income	193	179
Insurance and brokerage commission	103	106
Miscellaneous	318	545
Total non-interest income	2,186	2,606

NON-INTEREST EXPENSES:
Salaries and employee benefits	3,579	3,715
Occupancy	1,355	1,242
Other	2,408	1,973
Total non-interest expense	7,342	6,930

INCOME BEFORE INCOME TAXES	957	3,158
INCOME TAXES	332	1,104

NET INCOME	625	2,054

Dividends and accretion on preferred stock	201	-

NET INCOME AVAILABLE TO
COMMON SHAREHOLDERS	$424	$2,054

PER COMMON SHARE AMOUNTS
Basic net income	$0.08	$0.37
Diluted net income	$0.08	$0.36
Cash dividends	$0.10	$0.12
Book value	$13.69	$13.08

PEOPLES BANCORP ANNOUNCES FIRST QUARTER EARNINGS RESULTS - PAGE FIVE

FINANCIAL HIGHLIGHTS
For the three months ended March 31, 2009 and 2008
(Dollars in thousands)

	Three months ended
	March 31,
	2009	2008
	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$132,806	$118,283
Loans	780,100	720,635
Earning assets	923,278	849,791
Assets	977,829	902,160
Deposits	740,115	695,803
Shareholders' equity	101,311	73,358

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.56%	3.83%
Return of average assets	0.26%	0.92%
Return on average shareholders' equity	2.50%	11.26%
Shareholders' equity to total assets (period end)	10.01%	8.04%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$11,026	$9,103
Provision for loan losses	1,766	391
Charge-offs	(952)	(191)
Recoveries	224	67
Balance, end of period	$12,064	$9,370

ASSET QUALITY:
Non-accrual loans	$13,736	$11,403
90 days past due and still accruing	4	347
Other real estate owned	1,711	365
Total non-performing assets	$15,451	$12,115
Non-performing assets to total assets	1.54%	1.33%
Allowance for loan losses to non-performing assets	78.08%	77.34%
Allowance for loan losses to total loans	1.55%	1.29%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans
	By Risk Grade*
	3/31/2009	3/31/2008
Risk 1 (excellent quality)	3.88%	10.59%
Risk 2 (high quality)	18.12%	13.87%
Risk 3 (good quality)	60.29%	63.49%
Risk 4 (management attention)	11.86%	8.75%
Risk 5 (watch)	2.97%	1.57%
Risk 6 (substandard)	1.09%	0.13%
Risk 7 (low substandard)	0.01%	0.03%
Risk 8 (doubtful)	0.00%	0.00%
Risk 9 (loss)	0.00%	0.00%

*Excludes non-accrual loans

At March 31, 2009 there were five relationships exceeding $1.0 million (which totaled $9.0 million) in the Watch risk grade, three relationships exceeding $1.0 million in the Substandard risk grade  (which totaled $6.9 million) and no relationships exceeding $1.0 million in the Low Substandard risk grade.  One relationship of $1.9 million had loans totaling $1.5 million in the Watch risk grade and loans totaling $400,000 in the Substandard risk grade.  These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

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